SECOND AMENDMENT
                                        TO
                  REVOLVING CREDIT AND LETTER OF CREDIT AGREEMENT

     This Amendment, dated as of April 30, 1993, is entered into by (1) FRONTIER OIL AND REFINING COMPANY, a Delaware corporation (the "Borrower"), (2) the banks parties to the Credit Agreement referred to below (the "Banks") and
(3) UNION BANK, a California banking corporation, as agent (the "Agent") for the Banks.

                                     Recitals

     A. The Borrower, the Banks and the Agent have entered into a Revolving Credit and Letter of Credit Agreement dated as of August 10, 1992, as amended by a letter of waiver and amendment dated March 17, 1993 (said Agreement, as so amended, herein called the "Credit Agreement"). Terms defined in the Credit Agreement and not otherwise defined herein have the same respective meanings when used herein, and the rules of interpretation set forth in Sections 1.2 and
1.3 of the Credit Agreement are incorporated herein by reference.

     B. The Borrower, the Banks and the Agent wish to amend the Credit Agreement to, among other things, extend the Commitment Termination Date to April 2, 1995 and, accordingly, hereby agree as set forth below.

     Section 1. Amendments to Credit Agreement. Subject to satisfaction of the conditions precedent set forth in Section 2, the Credit Agreement is hereby amended as follows:

          (a) The definition of "Commitment Termination Date" in Section 1.1 of the Credit Agreement is amended in full to read as follows:

          "'Commitment Termination Date' means April 2, 1995; provided, however, that, upon (a) written request by the Borrower not later than May 15, 1994 and (b) notice of such extension by the Agent to the Borrower not later than July 15, 1994, the Commitment Termination Date may be extended by the Agent and the Banks, in their sole and absolute discretion, for up to an additional year; and further provided, however, that the Agent's failure to notify the Borrower of any such extension by the applicable date referred to above shall constitute a denial of such extension."

          (b) Section 2.4(a) of the Credit Agreement is amended by adding at the end thereof a new sentence to read as follows:

     "Notwithstanding the provisions of the first sentence of this Section 2.4(a), if the Borrower gives the Agent notice of a Borrowing consisting of Reference Rate Loans not later than 8:30 a.m., Los Angeles time, on the day of the proposed Borrowing, the Agent and the Banks will use their best efforts (but shall not be obligated) to make such Reference Rate Loans available on the day on which such notice is given; provided, however, that the Agent and the Banks shall no longer be required to use their best efforts as described in this sentence if the Agent, at its sole option exercisable at any time, gives the Borrower notice of the same."
          (c) Section 2.12(a) of the Credit Agreement is amended in full to read as follows:

               "(a) The Borrower shall pay to the Agent for the account of the Banks, from the Closing Date to the Commitment Termination Date, a letter of credit fee at the rate of one and one-half percent (1.50%) per annum on the aggregate of the average daily Letter of Credit Amounts of all Letters of Credit outstanding from time to time. Such letter of credit fee shall be payable monthly in arrears on the first Business Day of each calendar month, commencing on June 1, 1993, to the extent accrued during the immediately preceding calendar month."

          (d) Section 6.1(a) of the Credit Agreement is amended by adding the following new proviso at the end thereof:

     "and further provided, however, that at least one Borrowing Base Certificate delivered during each calendar month for which an Inventory Audit is not conducted pursuant to Section 6.2 shall include a certification by the Borrower's chief financial officer or by the manager of the Cheyenne refinery to the effect that that portion of the quantity of Inventory set forth in such Borrowing Base Certificate that represents Inventory located at the Borrower's Cheyenne refinery was determined by the Borrower's measurement of the physical properties and volumes of such Inventory, using standard practices and standard tank-gauging wire-line devices."

     Section 2. Conditions to Effectiveness. This Amendment shall become effective as of the date first set forth above when the Agent has received (a) an extension fee of $210,000 for the account of the Banks and (b) all of the following documents, each (unless otherwise indicated) dated the date hereof, in form and substance satisfactory to the Agent and in the number of originals requested by the Agent:

               (i) this Amendment duly executed by the Borrower and the Banks;

               (ii) a consent to this Amendment duly executed by Wainoco and the Guarantors;

               (iii) an amended and restated Agent's Fee Letter, duly executed by the Borrower;

               (iv) the Agent's form of General Environmental Questions for Non-Real Estate Secured Loans, duly completed and executed by the Borrower;

               (v) copies of the resolutions of the Board of Directors of the Borrower and each Guarantor approving this Amendment and the documents delivered pursuant hereto, certified by the Secretary or an Assistant Secretary of the Borrower or such Guarantor, as the case may be, to be correct and complete and in full force and effect as of the date of execution, and as of the effective date, of this Amendment;
               (vi) a certificate of the Secretary or an Assistant Secretary of the Borrower and each Affiliate as to the incumbency, and setting forth a specimen signature, of each of the persons who has signed this Amendment or any document delivered pursuant hereto;

               (vii) a certificate of the Borrower, signed on behalf of the Borrower by its President or a Vice President and its Secretary or any Assistant Secretary, certifying as to (A) the absence of any amendments to the charter documents or bylaws of the Borrower on or after August 18, 1992, (B) the truthfulness in all material respects of the representations and warranties contained in the Credit Documents as though made on and as of the effective date of this Amendment and (C) the absence of any event occurring and continuing, or resulting from the effectiveness of this Amendment, that constitutes a Default or an Event of Default;

               (viii) recently dated good-standing certificates with respect to the Borrower, from the Secretaries of State of Colorado, Delaware and Wyoming; and

               (ix) such other approvals, opinions and documents as the Agent may reasonably request.

     Section 3. Representations and Warranties of Borrower. The Borrower represents and warrants as follows:

     (a) The Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

     (b) The execution, delivery and performance by the Borrower of this Amendment and the Credit Documents, as amended hereby, to which it is or is to be a party are within the Borrower's corporate powers, have been duly authorized by all necessary corporate action and do not (i) contravene the Borrower's charter documents or bylaws, (ii) contravene any Governmental Rule or contractual restriction binding on or affecting the Borrower or (iii) result in or require the creation or imposition of any Lien or preferential arrangement of any nature (other than any created by the Credit Documents) upon or with respect to any of the properties now owned or hereafter acquired by the Borrower.

     (c) No Governmental Action is required for the due execution, delivery or performance by the Borrower of this Amendment or any of the Credit Documents, as amended hereby, to which the Borrower is or is to be a party.

     (d) This Amendment and each of the Credit Documents, as amended hereby, to which the Borrower is a party constitute legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their respective terms.
     (e) The Security Agreement, the Account Pledge Agreement and the Note Pledge Agreement constitute valid and perfected first-priority Liens on the Collateral covered thereby, enforceable against all third parties in all jurisdictions, and secure the payment of all obligations of the Borrower under the Credit Documents, as amended hereby; and the execution, delivery and performance of this Amendment do not adversely affect the Lien of the Security Agreement, the Account Pledge Agreement or the Note Pledge Agreement.

     (f) The consolidated balance sheet of FOC and its Subsidiaries as of December 31, 1992 and the related consolidated statements of income, retained earnings and cash flows of FOC and its Subsidiaries for the fiscal year then ended, certified by Arthur Andersen & Co., independent public accountants, fairly present the consolidated financial condition of FOC and its Subsidiaries as of such date and the consolidated results of the operations of FOC and its Subsidiaries for the fiscal year ended on such date, all in accordance with generally accepted accounting principles applied on a consistent basis. Since December 31, 1992 there has been no material adverse change in the business, condition (financial or otherwise), operations, performance, properties or prospects of FOC or any of its Subsidiaries. FOC and its Subsidiaries have no material contingent liabilities except as disclosed in such consolidated balance sheet or the notes thereto.

     (g) There is no pending or, to the knowledge of the Borrower, threatened action or proceeding affecting FOC or any its Subsidiaries before any Governmental Person or arbitrator that may materially and adversely affect the financial condition or operations of FOC or any of its Subsidiaries or that purports to affect the legality, validity or enforceability of this Amendment or any of the Credit Documents, as amended hereby.

     Section 4.  Reference to and Effect on Credit Documents.

     (a) On and after the effective date of this Amendment, each reference in the Credit Agreement to "this Agreement," "hereunder," thereof," "herein" or any other expression of like import referring to the Credit Agreement, and each reference in the other Credit Documents to "the Credit Agreement," "thereunder," "thereof," "therein" or any other expression of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended by this Amendment.

     (b) Except as specifically amended above and except for the amendment and restatement of the Agent's Fee Letter, the Credit Agreement and the other Credit Documents shall remain in full force and effect and are hereby ratified and confirmed. Without limiting the generality of the foregoing, the Security Agreement, the Account Pledge Agreement and the Note Pledge Agreement, and all of the Collateral described therein, do and shall continue to secure the payment of all obligations of the Borrower under the Credit Documents, as amended hereby.

     (c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Bank or the Agent under any of the Credit Documents or constitute a waiver of any provision of any of the Credit Documents.
     Section 5. Costs, Expenses and Taxes. The Borrower agrees to pay on demand all costs and expenses of the Agent in connection with the preparation, execution and delivery of this Amendment and the other instruments and documents to be delivered hereunder, including the reasonable fees and out-of-pocket expenses of counsel for the Agent with respect thereto and with respect to advising the Agent as to its rights and responsibilities hereunder and thereunder. In addition, the Borrower shall pay any and all stamp and other taxes payable or determined to be payable in connection with the execution and delivery of this Amendment and the other instruments and documents to be delivered hereunder, and the Borrower agrees to save the Agent and each Bank harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes.

     Section 6. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

     Section 7. Wainoco Resolutions. Within six months of the date hereof, the Borrower shall provide to the Agent, in form and substance satisfactory thereto and in the number of originals requested thereby, copies of ratifying resolutions of the Board of Directors of Wainoco approving this Amendment and the consent signed by Wainoco with respect hereto, certified by the Secretary or an Assistant Secretary of Wainoco to be correct and complete and in full force and effect.

     Section 8. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THE STATE OF CALIFORNIA.

                                   FRONTIER OIL AND REFINING COMPANY

                                   By: /s/ Jon D. Galvin
                                   Vice President and Chief Financial Officer

                                   UNION BANK, as Agent and as a Bank

                                   By: /s/ Richard P. DeGrey, Jr.
                                   Vice President

                                   By: /s/ Philip B. Flynn
                                   Name: PHILIP B. FLYNN
                                   Title: Senior Vice President